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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Accountants" and "Selected Historical Financial Data of American Freightways" included in Amendment No. 1 to the proxy statement of American Freightways Corporation that is made a part of the Registration Statement (Form S-4 No. 333-51782) and Prospectus of FedEx Corporation for the registration of 10,512,427 shares of its common stock and to the incorporation by reference therein of our reports dated January 20, 2000, with respect to the consolidated financial statements of American Freightways Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Little Rock, Arkansas
January 5, 2001